UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 14, 2019
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ALTERYX, INC.
(Exact Name of the Registrant as Specified in Charter)
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Delaware	001-38034	90-0673106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3345 Michelson Drive,	Suite 400,	Irvine,	California	92612
(Address of Principal Executive Offices)				(Zip Code)
(888) 836-4274
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	AYX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act    ☐

Item 1.01. Entry into a Material Definitive Agreement.
On October 14, 2019, Alteryx, Inc. (“Alteryx”) entered into an agreement for lease in respect of Suites 150, 300 and 400 of 17100 Laguna Canyon Road, Irvine, California and 17200 Laguna Canyon Road, Irvine, California (collectively, the “Premises”), by and between Irvine Spectrum Terrace I LLC (the “Landlord”) and Alteryx (the “New Lease”). The Premises will become Alteryx’s corporate headquarters.
The term of the New Lease is 84 months, anticipated to commence on or about March 23, 2020 (the “Original Term”). Alteryx may renew the New Lease after the Original Term for two extension periods of 60 months each with written notice to the Landlord no less than 12 months nor more than 15 months prior to the expiration of the Original Term or extension period.
The foregoing summary of key terms of the New Lease does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the New Lease, a copy of which Alteryx expects to file with its Annual Report on Form 10-K for the fiscal year ending December 31, 2019, and upon filing will be incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERYX, INC.
Date:	October 18, 2019	By:	/s/ Christopher M. Lal
		Name:	Christopher M. Lal
		Title:	Chief Legal Officer and Corporate Secretary